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                                                                       EXHIBIT 5

                           SIDLEY AUSTIN BROWN & WOOD

     DALLAS                      BANK ONE PLAZA                         BEIJING
                              10 S. DEARBORN STREET
   LOS ANGELES               CHICAGO, ILLINOIS 60603                   HONG KONG
                              TELEPHONE 312 853 7000
    NEW YORK                  FACSIMILE 312 853 7036                     LONDON
                                 www.sidley.com
  SAN FRANCISCO                                                         SHANGHAI
                                  FOUNDED 1866
 WASHINGTON, D.C.                                                      SINGAPORE

                                                                         TOKYO

                                  May 15, 2002

United States Cellular Corporation
8410 West Bryn Mawr, Suite 700
Chicago, IL 60631

          Re: $500,000,000 IN DEBT SECURITIES OF UNITED STATES CELLULAR
              CORPORATION

Ladies and Gentlemen:

   We are counsel to United States Cellular Corporation, a Delaware corporation (the "Company"), and have represented the Company with respect to the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $500,000,000 in debt securities of the Company to be issued under an Indenture (the "Indenture") to be entered between the Company and BNY Midwest Trust Company (the "Debt Securities").

   In rendering this opinion letter, we have examined and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

   Based on the foregoing, it is our opinion that:

               1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

               2. The Company has the corporate power and authority to execute and deliver the Indenture and to authorize and sell the Debt Securities.

               3. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, (ii) the Indenture (including any necessary supplemental indenture) shall have been duly executed and delivered by the Company and the Trustee; (iii) the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended; (iv) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities under the Indenture as contemplated by the

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                  Registration Statement; (v) a Prospectus Supplement with the respect to such series of Debt Securities shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; and (vi) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

   For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities, the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and the Indenture will not have been modified or amended.

   We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Debt Securities.

   This opinion letter is limited to the General Corporation Law of the State of Delaware, the laws of the State of Illinois and the federal laws of the United States of America (excluding the Federal Communications Act, as amended, and any rules and regulations in effective thereunder) to the extent applicable.

   The Company is controlled by Telephone and Data Systems, Inc. ("TDS"). The following persons are members of this firm: Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls TDS, the chairman of the board and member of the board of directors of TDS and a director of the Company; Michael
G. Hron, and the General Counsel and/or an Assistant Secretary of TDS, the Company and certain subsidiaries of TDS; William S. DeCarlo, the Assistant General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the Assistant General Counsel and/or an Assistant Secretary of the Company and certain subsidiaries of TDS.

   We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                     Very truly yours,

                                     /s/ Sidley Austin Brown & Wood

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